                                                                     EXHIBIT 4.7

                             MASTER GRAPHICS, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

     The following sets forth the terms and conditions of an employee stock purchase plan to be called The Master Graphics, Inc. Employee Stock Purchase Plan (the "Plan").

                                   ARTICLE 1
                                  DEFINITIONS

     The following terms when used in this plan shall have the following meanings:

     "Account" shall mean, with respect to a Participant, the cumulative total of Payroll Deductions set aside from time to time pursuant to the Plan for the purpose of acquiring Options Shares.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean the Options and Benefits Committee of the Board of Directors of the Company.

     "Common Stock" shall mean shares of the $.001 par value per share common stock of the Company.

     "Company" shall mean Master Graphics, Inc., a Tennessee corporation.

     "Compensation" shall mean with respect to a Participant (a) the total annual compensation paid to such Participant during a Plan Period by the Company and each Subsidiary Corporation to the extent such compensation would be subject to F.I.C.A. tax withholding but for the maximum dollar amount of the F.I.C.A. wage base established by federal law; less (b) the amount of such compensation that consists of contest awards, reimbursement of moving expenses, life insurance premiums, payments characterized as deferred compensation for purposes of Section 404 of the Code, and compensation reportable to the Participant on account of his/her participation in any Restricted Stock or Incentive Stock Option plans of the Company or any of its subsidiaries.

     "Eligible Employee" shall mean an Employee meeting the requirements of
Article 3.
---------

     "Employee" shall mean each and every employee of the Company and each Subsidiary Corporation.

     "Entry Date" shall mean January 1, 1999, July 1, 1999, and January 1 and July 1 of each succeeding calendar year during which this Plan is effective.

     "Exercise" shall mean the purchase of Common Stock pursuant to the Plan for a Participant in the manner set forth in Article 7 below.
                                         ---------

     "Exercise Date" shall mean June 30 and December 31 in each Plan Period during which Options shall have been granted pursuant to the Plan.

     "Option" shall mean the right of an Eligible Employee to purchase Common Stock pursuant to the Plan.

     "Option Price" shall mean the price per share of Common Stock determined in the manner set forth in Section 6.2 below.
                        -----------

     "Option Share" shall mean each share of Common Stock purchased by a Participant upon Exercise of an Option granted hereunder.

     "Participant" shall mean each Eligible Employee who Participates in the Plan.

     "Participate" shall mean with respect to each Eligible Employee the act of having Payroll Deductions made for the purpose of acquiring Option Shares.

     Payroll Deduction" shall mean money periodically deducted from the Compensation of an Eligible Employee for the purpose of acquiring Option Shares.

     "Plan" shall have the meaning set forth in the preface above.

     "Plan Period" shall mean each 6 month period beginning January 1 and ending on June 30 and beginning on July 1 and ending December 31 of each calendar year during which this Plan is in effect, the first such Plan Period being the period January 1, 1999 through December 31, 1999.

     "Registration Statement" shall mean any registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act.

     "Reorganization" shall mean any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, share exchange, offering of rights, reclassification, conversion, or any other change in the capital structure of the Company which would affect the number of shares of Common Stock purchasable, or the Option Price payable therefor, or both, with respect to the Options then in effect.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Subsidiary Corporation" shall mean any present or future corporation which
(a) would be a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code and (b) is designated as a participant in the Plan by the Committee.

     "Termination of Employment" shall mean with respect to a Participant the termination of his or her employment by the Company or any subsidiary thereof for any reason whatsoever, including death, disability, retirement, dismissal, resignation or otherwise.

                                   ARTICLE 2
                                 PLAN PURPOSE

     2.1 Purpose. The Plan is intended to provide a method whereby Employees of the Company and its Subsidiary Corporations will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. It is felt that employee participation in the ownership of the Company will be of mutual benefit to employees and the Company and its Subsidiary Corporations.

                                   ARTICLE 3
                         ELIGIBILITY AND PARTICIPATION

     3.1  Eligibility.  Subject to the limitations contained in this Article 3,
                                                                     ---------
any employee who is regularly and actively employed by the Company or any Subsidiary Corporation on an Entry Date is eligible to participate in the Plan.

     3.2 Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan:

          (a) if such Employee's customary employment by the Company or a Subsidiary Corporation is twenty (20) hours or less per week;

          (b) if such Employee's customary employment by the Company or a Subsidiary Corporation is five (5) months or less in any calendar year;

          (c) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this Section 3.3(c), the rules of Section 424(d) of the Code
                    --------------
               shall apply in determining stock ownership of any employee); or

          (d) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

     3.3 Commencement of Participation. In order to Participate in the Plan during a Plan Period, an Eligible Employee must sign and deliver to the Committee, or its designated representative (which may be an officer or ad hoc committee of officers of the Company), no later than January 15 or July 15, as applicable, of the Plan Period during which he or she desires to Participate, a Subscription Agreement (the form of which shall be adopted by the Committee prior to the beginning of the first Plan Period) setting forth the Employee's name, social security number, address, position and the percentage of his or her Compensation to be withheld as his or her Payroll Deduction. The Committee shall cause the form of Subscription Agreement to be distributed to all Eligible Employees on or prior to the Entry Date of any Plan Period. Each Eligible Employee shall sign and deliver to the Committee additional documents and instruments reasonably required by the Committee to properly administer the Plan.

                                   ARTICLE 4
                            OFFERINGS; COMMON STOCK

     4.1 Maximum Number of Shares to be Offered. The maximum number of shares of Common Stock that will be offered under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.4, shall be
                                                        ------------
one hundred thousand (100,000) shares on each Exercise Date plus on each Exercise Date all unissued shares from any prior Exercise Date, whether offered or not, not to exceed five hundred thousand (500,000) for all Exercise Dates.

     4.2 Participant's Interest in Option Stock. A Participant does not become the owner of Option Shares purchased under the Plan and does not have any voting, dividend or other rights as a shareholder of the Company with respect to such Option Shares until the transfer of the Option Shares to the Participant on the shareholder records of the Company shall have occurred. The Option Shares shall be transferred to the Participant within a reasonable time after the Exercise Date of a particular Plan Period, but only after payment in full for said Option Shares has been made and there has been compliance with all of the applicable provisions of the Plan. The Option Shares may be issued in book-entry form or in the form of physical certificates, at the discretion of the Company. If issued in book-entry form, the Option Shares will not be evidenced by physical certificates, and no Participant will have the right to demand the same. A Participant's ownership of Option Shares will be recorded on or through the records of the Company. At such time as a Participant shall become the owner of Option Shares purchased pursuant to this Plan, the Participant shall have the right to vote, receive dividends and enjoy all other rights as a shareholder of the Company with respect to such shares.

     4.3 Registration of Common Stock. The Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Secretary of the Company prior to the Exercise Date applicable thereto, in the names of the Participant and one such other person as may be designate by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

     4.4  Restrictions on Transfer of Common Stock.

     (a) No Participant who is an affiliate (as defined in the Securities Act and rules promulgated thereunder) of the Company may sell Option Shares purchased hereunder unless he shall either (i) cause said Option Shares to be registered under the Securities Act at his or her own expense; (ii) comply with the provisions of Rule 144 promulgated under the Securities Act; or (iii) provide the Company an opinion of competent securities counsel to the effect that said Participant may lawfully sell Options Shares without complying with
Section 4.4(a)(i) or Section 4.4(a)(ii).
-----------------    ------------------

     (b) No Participant shall sell, exchange, pledge, hypothecate or otherwise transfer the shares of Common Stock received upon each Exercise under the Plan until the later of (i) a period of one (1) year after the Exercise Date with respect to such shares of Common Stock or (ii) a period of two (2) years after the date the Option to acquire such shares of Common Stock was granted by the Committee.

     (c) The foregoing restrictions upon transfer shall be evidenced by an appropriate legend on each share certificate issued to a Participant. The restrictions described in Section 4.4(b) may be waived by the Committee provided
                          --------------
the Participant demonstrates to the Committee that the Participant has a financial emergency which necessitates his or her liquidating shares of Common Stock and makes adequate arrangements to cover withholding taxes resulting from the early sale of such Common Stock.

                                   ARTICLE 5
                              PAYROLL DEDUCTIONS

     5.1 Amount of Deduction. Each Eligible Employee shall be entitled to contribute to the Plan in any Plan Period the lesser of (a) five (5%) percent of his/her Compensation during the Plan Period or (b) Five Thousand ($5,000.00) Dollars. By way of additional limitation, all Participants during a Plan Period shall be entitled to acquire Common Stock aggregating no more than the number of shares designated by the Committee on the Entry Date. If, on the Exercise Date of a Plan Period, the Committee shall determine that the maximum number of whole shares of Common Stock purchasable at the Option Price out of the cumulative balance of all Participants' Accounts exceeds the aggregate number of shares with respect to which Options were granted by the Committee on the Entry Date, then each Participant shall be entitled to acquire only that number of shares determined in the manner set forth in Section 7.1 below.
                                      -----------

     5.2 Participant's Account. All Payroll Deductions made for a Participant shall be credited to his Account under the Plan. A Participant may not make any separate cash payment into such Account. The Committee shall cause accurate records of the Payroll Deductions of all Participants to be maintained, and shall, upon written request by a Participant, report to the Participant his or her Account balance as of the Date of the most-recently completed pay period preceding the date of the Participant's request.

     5.3 Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in Article 8, but no other change can be
                                         ---------
made during any Plan Period and, specifically, a Participant may not alter the amount of his payroll deductions for that Plan Period.

     5.4 Leave of Absence. If a Participant goes on a leave of absence, such Participant shall have the right to elect: (a) to withdraw the balance in his or her Account pursuant to Section 7.3; (b) to discontinue contributions to the
                        -----------
Plan but remain a Participant, or (c) remain a Participant, during such leave of absence, authorizing deductions to be made from payments by the Company to the Participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such Participant are insufficient to meet such Participant's authorized Plan deductions.

                                   ARTICLE 6
                              GRANTING OF OPTIONS

     6.1 Number of Option Shares. On each Entry Date, a Participant shall be deemed to have been granted an option to purchase a maximum number of shares of Common Stock in an amount equal to:

     (a) (i) that percentage of the Employee's Compensation which he has elected to have withheld (subject to the limitations set forth in
          Section 5.1) multiplied by (ii) Employee's Compensation during the
          -----------
          Plan Period divided by

     (b) 85% of the market value of the Common Stock on the applicable Entry Date. The market value of the Common Stock shall be determined as provided in Section 6.2 below.
                      -----------

An Employee's Compensation during any Plan Period shall be determined by multiplying his normal weekly rate of pay (as in effect on the last day prior to the Entry Date of the particular Plan Period) by 26 or the hourly rate by 1,040.

     6.2 Option Price. The Option Price of the Common Stock purchased pursuant to Payroll Deductions made for a Participant therein shall be the lower of:

     (a) 85% of the closing price of the stock on the Entry Date or the nearest prior business day on which trading occurred on the Nasdaq Stock Market; or

     (b) 85% of the closing price of the stock on the Exercise Date or the nearest prior business day on which trading occurred on the Nasdaq Stock Market. If the Common Stock is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

     6.3 Entry Date. The Entry Date during any Plan Period shall be January 1 and July 1, as applicable, with the initial entry date being January 1, 1999. The Committee may, in its discretion, grant Options to Eligible Employees on any Entry Date so long as the Plan has not been terminated and the maximum number of shares described in Section 4.1 shall not have been purchased by Participants.
                    -----------

                                   ARTICLE 7
                              EXERCISE OF OPTIONS

     7.1 Automatic Exercise. On the Exercise Date of each Plan Period, the Committee will automatically exercise on each Participant's behalf the Option to purchase the number of whole Option Shares (no fractional shares will be issued under the Plan) resulting by dividing the balance of each Participant's Account by the Option Price; provided, however, that if the aggregate number of whole Option Shares which could be purchased by the cumulative Account balances of all Participants exceeds the total number of shares of Common Stock with respect to which the Committee granted options on the Entry Date of the Plan Period, then the Committee automatically will exercise on each Participant's behalf the Option to purchase the number of Option Shares resulting by multiplying the number of Option Shares purchasable by such Participant without regard to the Committee's limitation times a fraction, the numerator of which shall be the total number of shares of Common Stock with respect to which the Committee granted Options to all Participants during the Plan Period and the denominator of which shall be the total number of whole Option Shares which would have been purchasable by all Participants if said limitation had not been in effect. Assume, for example, that Employee A had $5,000 withheld between July 1 and December 31 of the first Plan Period. Assume, further, that all Participants had a total of $625,000 so withheld. Also assume that the formula Option Price computed pursuant to Section 6.2 was $25. However, for that year, the Committee
                     -----------
made available only 12,500 shares under the Plan. The Participants have contributed enough cash through payroll deductions to acquire 25,000 shares. However, since the Committee has made available only one-half that number, then Employee A would be entitled to Exercise his Option with respect to only one-half the number of shares that he otherwise could have bought with his $5,000 contribution. The mathematics with respect to Employee A are $5,000 / $25 = 200 possible shares. 200 possible shares x [12,500 available shares / 25,000 aggregate possible shares] = 100 shares of Common Stock acquired by Employee A. If a Participant's Account balance as of any Exercise Date exceeds the aggregate Option Price payable for that Participant's Option Shares pursusant o this section, then such excess shall be refunded to the Participant no later than fifteen (15) days after the applicable Exercise Date without interest.

     7.2 Expiration of Option. If the number of shares of Common Stock with respect to which Options have been granted during a Plan Period exceeds the number of Option Shares actually acquired by Exercise on the Exercise Date, then the Options with respect to such excess shares shall expire on the Exercise Date; provided, however, that Options with respect to those unissued shares may be granted in the future.

     7.3 Withdrawal of Account. By written notice to the Secretary of the Company, at any time prior to the Exercise Date in any Plan Period, a Participant may elect to withdraw all the accumulated Payroll Deductions in his Account at such time.

     7.4 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Eligible Employee promptly following the applicable Exercise Date, without interest.

     7.5 Transferability of Option. During a Participant's lifetime, Options held by such Participant shall be exercisable only by that Participant.

     7.6 Delivery of Common Stock. As promptly as practicable after the Exercise Date of each Plan Period, the Company will deliver to each Participant, as appropriate, the Common Stock purchased upon exercise of his Option.

                                   ARTICLE 8
                                  WITHDRAWAL

     8.1  In General.  As indicated in Section 7.3, a Participant may withdraw
                                       -----------
Payroll Deductions credited to his Account under the Plan at any time by giving written notice to the Secretary of the Company. All of the Participant's Payroll Deductions credited to his Account will be paid to him promptly after receipt of his notice of withdrawal, and no further Payroll Deductions will be made from his pay during such Plan Period. The Company may, at its option, treat any attempt to borrow by an Employee on the security of his accumulated Payroll Deductions as an election, under Section 7.3, to withdraw such
                                         -----------
deductions.

     8.2 Effect on Subsequent Participation. A Participant's withdrawal during any Plan Period will not have any effect upon his eligibility to participate in any succeeding Plan Period or in any similar plan which my hereafter be adopted by the Company.

     8.3  Termination of Employment.   Upon termination of the Participant's
employment for any reason, including retirement (but excluding death while in the employ of the Company), the Payroll Deductions credited to his Account will be returned to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 11.1.
                                                                   ------------

     8.4 Termination of Employment Due to Death. Upon termination of the Participant's employment because of his death, his beneficiary (as defined in
Section 11.1) shall have the right to elect, by written notice given to the
-------------
Secretary of the Company prior to the earlier of the Exercise Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

     (a) to withdraw all of the Payroll Deductions credited to the Participant's Account under the Plan, or

     (b) to exercise the Participant's Option for the purchase of Common Stock on the Exercise Date next following the date of the Participant's death for the purchase of the number of full shares of stock which the accumulated Payroll Deductions in the Participant's Account at the date of the Participant's death will purchase at the applicable Option Price, and any excess in such Account will be returned to said beneficiary, without interest.

In the event that no such written notice of election shall be duly received by the office of the Secretary of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to Section 8.4(b), to exercise the
                                       --------------
Participant's option.

                                   ARTICLE 9
                                   INTEREST

     9.1 Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any Participant; provided, however, that interest shall be paid on any and all money which is distributed to an Employee or his beneficiary pursuant to the provisions of Section 7.3,
                                                                -----------
Section 8.1, Section 8.3 and Section 8.4.  Such distributions shall bear simple
-----------  -----------     -----------
interest during the period from the date of withholding to the date of return at the regular passbook savings account rates per annum in effect at Union Planters Bank, Memphis, Tennessee during the applicable Plan Period or, if such rates are not published or otherwise available for such purpose, at the regular passbook savings account rates per annum in effect during such period at another major commercial bank in Memphis, Tennessee selected by the Committee. Where the amount returned represents an excess amount in a Participant's Account after such Account has been applied to the purchase of Common Stock, the Participant's Account shall be deemed to have been applied first toward purchase of Common Stock under the Plan, so that interest shall be paid on the last withholdings during the period which results in the excess amount.

                                  ARTICLE 10
                           ADMINISTRATIVE PROVISIONS

     10.1 Administration of Plan. The Plan shall be administered under the direction and control of the Committee.

     10.2 Authority of Committee. Subject to the express provision of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive. Without limiting the generality of the foregoing, in administering the Plan, the Committee shall have the following rights and powers, subject only to the terms and the limitations contained herein:

     (a) to establish the maximum number of shares of Common Stock with respect to which Options may be exercised during a Plan Period (subject to the limits established in Section 4.1);
                                -----------

     (b) to interpret the terms, conditions and limitations set forth in the Plan, which determinations shall be final with respect to each and every Participant;

     (c)  to refuse to grant Options during a Plan Period;

     (d)  to determine the eligibility of any Employee to Participate;

     (e) to make all computations, maintain all accounts, provide for the issuance of all Option Shares, and do all other acts and things reasonably necessary to properly administer the Plan; and

     (f) To revoke, alter, or amend the terms and conditions of the Plan without obtaining the prior approval of the Participants or the Company's shareholders, subject, however, to the limitations hereinafter stated.

     10.3 Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members hall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                                  ARTICLE 11
                                 MISCELLANEOUS

     11.1 Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Secretary of the Company. Upon the death of a Participant and upon receipt by the Company of proof of identity and existence at the Participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the Participant as the Company may designate. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the Common Stock or cash credited to the Participant under the Plan.

     11.2 Transferability. Neither Payroll Deductions credited to a Participant's Account nor any rights with regard to the exercise of an Option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.3.
                                                                   -----------

     11.3 Use of Funds. All Payroll Deductions received or held by the Company under this Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate such Payroll Deductions.

     11.4 Adjustments upon Change in Capitalization.

     (a) If, while any Options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and on the Option Price or prices applicable to such outstanding Options. In addition, in any such event, the number and/or kind of shares which may be offered shall also be proportionately adjusted. No adjustments shall be made for stock dividends.
For the purposes of this Section 11.4, any distribution of shares to
                         ------------
shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another individual or entity, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Exercise Date upon the Exercise of such Option for each share as to which such Option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 11.4(b) shall thereafter
                                                ---------------
be applicable, as nearly as reasonably
may be determined, in relation to the said cash, securities and/or property as to which such holder of such Option might thereafter be entitled to receive.

     11.5 Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the
Corporation:

     (a) increase the maximum number of shares which may be issued pursuant to the Plan (except pursuant to Section 11.4);
                                       -------------

     (b) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or permit the members of the Committee to purchase stock under the Plan; or

     (c) amend the Plan in any manner which would have the effect of causing the Plan not to be an "employee stock purchase plan" as defined and set forth in Section 423 of the Code.

No termination, modification, or amendment of the Plan may, without the consent of an employee then having an Option under the Plan to purchase stock, adversely affect the rights of such employee under such Option.

     11.6 Control of Funds; ERISA. The Plan shall not be subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Plan shall be unfunded. In that regard, the cumulative amount of Account balances of all Participants shall remain part of the general funds of the Company and shall at all times during a Plan Period be subject to the claims of all the Company's creditors.

     11.7 Shareholder Approval; Registration. This Plan shall not be effective until:

     (a) it shall have been approved by the shareholders of the Company in accordance with the Company's bylaws and Tennessee law at the annual meeting of such shareholders to be held in 1999;

     (b) a Registration Statement filed with respect to the Common Stock offered pursuant to this Plan shall have become effective, and appropriate registration of the Common Stock with any state agency or securities law administrator required by the Blue Sky Law of any state shall likewise have become effective;

     (c) each Participant shall have been provided a prospectus meeting the requirements of Section 10 of the Securities Act no later than the time such Participant delivers an executed Subscription Agreement to the Committee, which prospectus will be updated and supplemented as required by law; and

     (d) prior to the issuance of Option Shares on any Exercise Date, the Company shall have caused said Option Shares to be listed on the Nasdaq Stock Market, whereupon the Option Shares may be freely sold by Participants, subject to the limitations contained in the Plan.

Notwithstanding the foregoing, Participants may commence Payroll Deductions upon adoption of this Plan by the Board of Directors of the Company and will be deemed to have acquired Option Shares on the December 31, 1999 Exercise Date if shareholder approval is so obtained, which approval will be retroactive to such Exercise Date. The Company will pay dividends in respect of such Option Shares deemed to be so acquired at such time as shareholder approval is obtained.

     11.8 No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares of Common Stock under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

     11.9 Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

     11.10 Governing Law; Venue. The Plan shall be governed by and construed in accordance with the domestic laws of the State of Tennessee without giving effect to any choice or conflict of law provision or rule (whether of the State of Tennessee or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Tennessee. Each of the parties submits to the jurisdiction of any state or federal court sitting in Memphis, Tennessee, in any action or proceeding arising out of or relating to the Plan and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. No Participant shall bring any action or proceeding arising out of or relating to the Plan in any other court. No Participant shall raise any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

     AS DULY ADOPTED BY THE BOARD OF DIRECTORS OF MASTER GRAPHICS, INC. AS OF DECEMBER 22, 1998.